Exhibit 16.1

[LETTERHEAD OF RSM US LLP]

June 22, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Ottawa Bancorp, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on June 22, 2020 and we agree with such statements concerning our firm.

/s/ RSM US LLP